UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 15, 2026

FREQUENCY ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8061	11-1986657
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Charles Lindbergh Blvd., Mitchel Field, NY	11553
(Address of principal executive offices)	(Zip Code)

(516) 794-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $1.00 per share)	FEIM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2026, the Board of Directors (the “Board”) of Frequency Electronics, Inc. (the “Company”) elected Allen Kaplan as the Company’s Chief Financial Officer, effective November 1, 2026 (the “Effective Date”). In connection therewith, Steven L. Bernstein notified the Company of his intention to retire as Chief Financial Officer, Secretary and Treasurer of the Company, effective as of the Effective Date. In order to support a smooth transition of leadership, the Company plans to enter into a one-year consulting agreement with Mr. Bernstein pursuant to which Mr. Bernstein will provide transition services to the Company for the period beginning on the Effective Date. As the Company’s Chief Financial Officer, Mr. Kaplan will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Kaplan, age 45, has served as Vice President, Finance and Business Operations for the Defense Sector of Leidos, Inc., a subsidiary of Leidos Holdings, Inc. (NYSE: LDOS), since January 2026. Mr. Kaplan joined Leidos in 2016 and previously served as Business Operations Director from 2022 to January 2026 and as Business Operations Senior Manager from 2020 to 2022, having held roles of increasing responsibility in finance and business operations at Leidos from 2016 to 2020. Prior to joining Leidos, Mr. Kaplan was employed by Lockheed Martin Corporation from 2005 to 2016, where he held various roles of increasing responsibility. Mr. Kaplan holds an MBA from Villanova University and a B.S. in Supply Chain Management from Pennsylvania State University.

In connection with his election as Chief Financial Officer of the Company, Mr. Kaplan’s annual base salary will be $280,000. He will also receive (i) an annual target performance bonus of 50% of his base salary to be paid following the finalization of the fiscal year end financial statements, which performance bonus will be pro-rated for fiscal year 2027, (ii) a one-time supplemental bonus of $37,500 to be paid in May 2027, (iii) a one-time new hire equity award in the form of 5,000 restricted stock units (the “RSU Award”) and 5,000 performance stock units (the “PSU Award”). The RSU Award is expected to be granted on the Effective Date and will vest in four equal installments on November 1, 2027, November 1, 2028, November 1, 2029 and November 1, 2030. The PSU Award is expected to be granted in two installments: (i) 1,500 performance stock units will be granted after the financial statements for the fiscal year ending April 30, 2027 are finalized and (ii) 3,500 stock units will be granted after the financial statements for the fiscal year ending April 30, 2028 are finalized. The PSU Award will vest, if at all, in four equal installments from the grant date. The Company will also reimburse Mr. Kaplan for relocation and temporary housing expenses in an amount up to $75,000.

There are no arrangements or understandings between Mr. Kaplan and any other person pursuant to which Mr. Kaplan was selected as an officer, and Mr. Kaplan does not have a family relationship with any of the Company’s directors or executive officers. Additionally, neither Mr. Kaplan nor any member of his immediate family has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On October 21, 2026, the Company issued a press release announcing the election of Mr. Kaplan and to publicly reaffirm its previously announced fiscal year 2029 financial targets. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued on October 21, 2026.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREQUENCY ELECTRONICS, INC.

By:	/s/ Thomas McClelland
Thomas McClelland
President and Chief Executive Officer

Dated: October 21, 2026

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